Exhibit 99(a)(1)(C)

PACIFICARE HEALTH SYSTEMS, LLC

UNITEDHEALTH GROUP INCORPORATED

REVISED NOTICE OF WITHDRAWAL OF SURRENDER

3% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2032

OF

PACIFICARE HEALTH SYSTEMS, INC.

CUSIP Numbers: 695112 AG7 and 695112 AF9

Pursuant to the Revised Combined Conversion Offer and Fundamental Change Notice

Dated January 27, 2006

This Revised Notice of Withdrawal relates to the conversion (the “Conversion Offer”) or purchase (the “Put Option”) by PacifiCare Health Systems, LLC (the “Company”), a Delaware limited liability company (formerly known as Point Acquisition LLC or “Point”) and a wholly owned subsidiary of UnitedHealth Group Incorporated, a Minnesota corporation (“UnitedHealth Group”), of 3% Convertible Subordinated Debentures Due 2032 (the “Debentures”) originally issued by PacifiCare Health Systems, Inc., a Delaware corporation (“PacifiCare”), at the option of the holder thereof, pursuant to the terms and conditions specified in paragraph 7 of the Debentures and as set forth in the Revised Combined Conversion Offer and Fundamental Change Notice dated January 27, 2006 (the “Revised Notice”), which supersedes the Fundamental Change Notice dated December 30, 2005 (the “Fundamental Change Notice”) and the Revised Combined Conversion Offer and Fundamental Change Notice dated January 5, 2006 of the Company and UnitedHealth Group, and the Indenture, dated as of November 22, 2002, between PacifiCare and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company of California, N.A.), as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture (the “First Supplemental Indenture”), dated as of December 20, 2005, by and among PacifiCare, UnitedHealth Group, Point and the Trustee, and as further supplemented by the Second Supplemental Indenture, dated as of December 30, 2005, by and among the Company, UnitedHealth Group and the Trustee (as heretofore amended or supplemented, the “Indenture”). The Company has appointed the Trustee as paying agent (the “Paying Agent”), conversion agent and consent agent in connection with the Debentures.

To withdraw Debentures that have been surrendered for conversion or payment, the registered holder must submit, and the Paying Agent must receive, this completed and signed Revised Notice of Withdrawal no later than 5:00 p.m., New York City time, on the Fundamental Change Purchase Date. You bear the risk of untimely withdrawal of previously surrendered Debentures. You must allow sufficient time for completion of the necessary procedures prior to 5:00 p.m., New York City time, on the Fundamental Change Purchase Date. Unless already accepted by the Company, Debentures surrendered for conversion or purchase may also be withdrawn at any time after 12:00 midnight, New York City time, on Tuesday, February 28, 2006 (the date which is 40 business days after the date of the Fundamental Change Notice) by holders who submit to the Paying Agent this completed and signed Revised Notice of Withdrawal.

The Paying Agent is:

U.S. Bank National Association

U.S. Bank National Association

West Side Flats Operations Center

Attention: Specialized Finance

60 Livingston Ave.

St. Paul, MN 55107

Tel.: (651) 495-3512

All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Revised Notice and the accompanying Revised Conversion or Purchase Notice relating to the Company’s obligations at the option of the holder thereof, to convert the Debentures, if the Requisite Consents are received and accepted, for the Fee (for each $1,000 principal amount of Debentures tendered by such holder is $66.7617, which represents the sum of (a) the present value of all interest payable on $1,000 principal amount of Debentures from October 18, 2005 to

October 18, 2007 plus (b) a pro rata portion of $1 million), plus the Conversion Amount (equal to (i) 52.3809 shares of UnitedHealth Group common stock and (ii) $1,023.8085 in cash for each $1,000 principal amount of Debentures converted), or to purchase the Debentures at the Fundamental Change Purchase Price (equal to, for each $1,000 principal amount of the Debentures, 100% of the principal amount, together with accrued and unpaid interest to, but excluding the Fundamental Change Purchase Date), subject to the terms and conditions of the Indenture and the Debentures.

This Revised Notice of Withdrawal is to be completed by registered holders of Debentures desiring to withdraw Debentures surrendered pursuant to the Conversion Offer or the Put Option if delivery of such Debentures has been previously made by book-entry transfer to the Paying Agent’s account at The Depository Trust Company (“DTC”) pursuant to the book-entry transfer procedures described under the caption “Procedures to be Followed by Holders Electing to Surrender Debentures” in the Revised Notice. The Trustee has informed the Company that, as of the date of the Original Notice, all custodians and beneficial holders of the Debentures held the Debentures through DTC accounts and that there were no certificated Debentures in non-global form. Accordingly, all Debentures previously surrendered for purchase must be withdrawn pursuant to the withdrawal procedures of DTC.

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Ladies and Gentlemen:

The undersigned hereby withdraws the undersigned’s surrender for conversion or purchase to PacifiCare Health Systems, LLC of the Debentures described below, which Debentures were previously surrendered for conversion pursuant to the Conversion Offer or for purchase pursuant to the Put Option.

The undersigned understands that the withdrawal of Debentures previously surrendered for conversion or purchase effected by this Revised Notice of Withdrawal may not be rescinded and that such Debentures will no longer be deemed to be validly surrendered for conversion or purchase. Such withdrawn Debentures may be resurrendered for conversion or purchase only by following the procedures for surrendering set forth in the Revised Notice and in the accompanying Revised Conversion or Purchase Notice.

All authority conferred or agreed to be conferred in this Revised Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Revised Notice of Withdrawal shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

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DESCRIPTION OF DEBENTURES BEING WITHDRAWN

Name(s) and Address(es) of Registered Holder(s)(1)	Debentures Being Withdrawn (Attach additional signed list, if necessary)
Principal Amount Represented by Debentures

Total Amount Being Withdrawn

(1)	Exactly as such participant’s name(s) and address(es) appear(s) on the security position listing of DTC.

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METHOD OF DELIVERY

☐	CHECK HERE IF THE DEBENTURES WERE DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE PAYING AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Surrendering Institution:

DTC Account Number:

Contact Person:

Address:

Telephone (with international dialing code):

Facsimile (with international dialing code):

Date Surrendered:

Transaction Code Number:

SIGN HERE

(To Be Completed by All Registered Holders of Debentures Being Withdrawn)

Must be signed by registered holder(s) exactly as name(s) appear(s) on a security position listing or by person(s) authorized to become registered holder(s) of the Debentures by documents transmitted with this Revised Notice of Withdrawal. If the signature is by an attorney-in-fact, executor, administrator, trustee, guardian, partner, officer of a corporation or another party acting in a fiduciary or representative capacity, please set forth the signer’s full title.

(Signature(s) of Registered Holder(s) or Authorized Signatory)

Date:                     , 2006

Name(s):

(Please Print)

Capacity:

Area Code(s) and Telephone Number(s):

The Guarantee Below Must be Completed.

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GUARANTEE OF SIGNATURE(S)

Authorized Signature:

Name:

Title:

Name of Eligible Institution:

Address:

Area Code and Telephone Number:

Date:                     , 2006

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